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                                                                    Exhibit 23.1



                                    ARTHUR
                                   ANDERSEN


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated 11 March 1999 included in Shire Pharmaceutical Group plc's Form 20-F for the year ended 31 December 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen

Arthur Andersen
Chartered Accountants

Reading
UK


19 November 1999